Exhibit 99.1
Freddie Mac Reports Net Income of $3.1 Billion for Third Quarter 2024

Making Home Possible for 415,000 Households in Third Quarter 2024
•Financed 284,000 mortgages, with 51% of eligible loans affordable to low- to moderate-income families.
•First-time homebuyers represented 51% of new single-family home purchase loans.
•Financed 131,000 rental units, with 94% of eligible units affordable to low- to moderate-income families.

Third Quarter 2024 Financial Results

Market Liquidity Provided - $113 Billion	Homes and Rental Units Financed - 415,000	Net Worth - $56 Billion	Total Mortgage Portfolio - $3.5 Trillion

Consolidated
•Net income of $3.1 billion, an increase of $0.4 billion year-over-year, primarily driven by a decline in non-interest expense, as the prior year period included a $0.3 billion additional expense accrual.
•Net revenues of $5.8 billion, an increase of 3% year-over-year, primarily driven by higher net interest income.
•Benefit for credit losses of $0.2 billion, primarily driven by credit reserve releases in both Single-Family and Multifamily.
•New business activity of $98 billion, up from $85 billion in the third quarter of 2023, as both home purchase and refinance volume increased due to lower mortgage interest rates.
•Mortgage portfolio of $3.1 trillion, up 2% year-over-year.
•Serious delinquency rate of 0.54%, up from 0.50% at June 30, 2024 and down from 0.55% at September 30, 2023.
•Completed approximately 18,000 loan workouts.
•62% of mortgage portfolio covered by credit enhancements.
•New business activity of $15 billion, up from $13 billion in the third quarter of 2023, primarily driven by lower mortgage interest rates.
•Mortgage portfolio of $452 billion, up 5% year-over-year.
•Delinquency rate of 0.39%, up from 0.38% at June 30, 2024 and 0.24% at September 30, 2023.
•93% of mortgage portfolio covered by credit enhancements.

"Freddie Mac delivered another strong quarter, earning net income of $3.1 billion and increasing the company’s net worth to $56 billion. The company helped 415,000 families buy, refinance or rent a home, including 110,000 first-time homebuyers. We expanded support for renters, including by establishing a new grace period for rent payments. We also are providing relief to homeowners and resources for renters affected by recent hurricanes.

"As Freddie Mac's new chief executive officer, I am privileged to lead a great team delivering results like these, which make home possible for millions of families across the nation."

Diana W. Reid
Chief Executive Officer

Net Revenues $5.8 Billion Net Income $3.1 Billion Comprehensive Income $3.2 Billion

Single-Family

Net Revenues $5.1 Billion Net Income $2.6 Billion Comprehensive Income $2.6 Billion

Multifamily

Net Revenues $0.8 Billion Net Income $0.5 Billion Comprehensive Income $0.6 Billion

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $3.1 billion for the third quarter of 2024, an increase of $420 million year-over-year, primarily driven by a decline in non-interest expense, as the prior year period included a $313 million additional expense accrual.
Net revenues were $5.8 billion for the third quarter of 2024, up 3% year-over-year, primarily driven by higher net interest income. Net interest income for the third quarter of 2024 was $5.0 billion, up 5% year-over-year, primarily driven by lower expense related to debt in hedge accounting relationships. Non-interest income for the third quarter of 2024 was $0.8 billion, compared to $0.9 billion for the third quarter of 2023.
Benefit for credit losses was $0.2 billion for the third quarter of 2024, driven by a credit reserve release in Single-Family as a result of lower mortgage interest rates and a credit reserve release in Multifamily due to enhancements in the credit loss estimation process. The benefit for credit losses for 3Q 2023 was primarily driven by a credit reserve release in Single-Family due to improvements in house prices.
Non-interest expense was $2.2 billion for the third quarter of 2024, down $393 million, as the prior year period included a $313 million expense accrual for an adverse judgment at trial.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	3Q 2024	2Q 2024	Change	3Q 2023	Change
Net interest income	$4,999	$4,928	$71	$4,749	$250
Non-interest income	839	1,060	(221)	941	(102)
Net revenues	5,838	5,988	(150)	5,690	148
(Provision) benefit for credit losses	191	(394)	585	263	(72)
Non-interest expense	(2,183)	(2,134)	(49)	(2,576)	393
Income before income tax expense	3,846	3,460	386	3,377	469
Income tax expense	(741)	(695)	(46)	(692)	(49)
Net income	3,105	2,765	340	2,685	420
Other comprehensive income (loss), net of taxes and reclassification adjustments	62	(5)	67	19	43
Comprehensive income	$3,167	$2,760	$407	$2,704	$463

Conservatorship metrics (in millions)
Net worth	$56,390	$53,223	$3,167	$44,661	$11,729
Senior preferred stock liquidation preference	125,871	123,111	2,760	114,605	11,266
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2024	2Q 2024	Change	3Q 2023	Change
Net interest income	$4,692	$4,635	$57	$4,534	$158
Non-interest income	364	459	(95)	393	(29)
Net revenues	5,056	5,094	(38)	4,927	129
(Provision) benefit for credit losses	99	(315)	414	304	(205)
Non-interest expense	(1,966)	(1,921)	(45)	(2,310)	344
Income before income tax expense	3,189	2,858	331	2,921	268
Income tax expense	(616)	(574)	(42)	(598)	(18)
Net income	2,573	2,284	289	2,323	250
Other comprehensive income (loss), net of taxes and reclassification adjustments	10	(5)	15	(6)	16
Comprehensive income	$2,583	$2,279	$304	$2,317	$266
Third Quarter 2024
Net income of $2.6 billion, up 11% year-over-year.
•Net revenues were $5.1 billion, up 3% year-over year. Net interest income was $4.7 billion, up 3% year-over-year, primarily driven by lower expense related to debt in hedge accounting relationships.
•Benefit for credit losses was $0.1 billion for the third quarter of 2024, primarily driven by a credit reserve release as a result of lower mortgage interest rates. The benefit for credit losses for 3Q 2023 was primarily driven by a credit reserve release due to improvements in house prices.
•Non-interest expense was $2.0 billion, down $344 million year-over-year, as the prior year period included an allocation of $250 million for the $313 million accrual for the adverse judgment at trial.

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	3Q 2024	2Q 2024	Change	3Q 2023	Change
New Business Statistics:
Single-Family homes funded (in thousands)	284	257	27	271	13
Purchase borrowers (in thousands)	235	212	23	233	2
Refinance borrowers (in thousands)	49	45	4	38	11
Affordable to low- to moderate-income families (%)(1)	51	53	(2)	56	(5)
First-time homebuyers (%)(2)	51	53	(2)	50	1
Average estimated guarantee fee rate (bps)	57	54	3	55	2
Weighted average original loan-to-value (LTV) (%)	77	78	(1)	78	(1)
Weighted average original credit score	755	754	1	753	2
UPB covered by new CRT issuance (in billions)	$44	$43	$1	$8	$36
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	49	49	—	48	1
Weighted average current LTV (%)	52	52	—	53	(1)
Weighted average current credit score	755	755	—	756	(1)
Loan count (in millions)	13.8	13.8	—	13.7	0.1
Credit-Related Statistics:
Loan workout activity (in thousands)	18	18	—	18	—
Allowance for credit losses to total loans outstanding (%)(3)	0.21	0.21	—	0.22	(0.01)
Credit enhancement coverage (%)	62	62	—	62	—
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
(3) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity of $98 billion, up from $85 billion in the third quarter of 2023, as both home purchase and refinance volume increased due to lower mortgage interest rates. Financed 284,000 mortgages and enabled 110,000 first-time homebuyers to purchase a home.
•Credit enhancement coverage of the Single-Family mortgage portfolio remained at 62%, unchanged from September 30, 2023.

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2024	2Q 2024	Change	3Q 2023	Change
Net interest income	$307	$293	$14	$215	$92
Non-interest income	475	601	(126)	548	(73)
Net revenues	782	894	(112)	763	19
(Provision) benefit for credit losses	92	(79)	171	(41)	133
Non-interest expense	(217)	(213)	(4)	(266)	49
Income before income tax expense	657	602	55	456	201
Income tax expense	(125)	(121)	(4)	(94)	(31)
Net income	532	481	51	362	170
Other comprehensive income (loss), net of taxes and reclassification adjustments	52	—	52	25	27
Comprehensive income	$584	$481	$103	$387	$197
Third Quarter 2024
Net income of $0.5 billion, up 47% year-over-year.
•Net revenues were $0.8 billion for the third quarter of 2024, up 2% year-over-year, driven by higher net interest income, partially offset by lower non-interest income.
•Benefit for credit losses was $92 million for the third quarter of 2024, primarily driven by a credit reserve release due to enhancements in the credit loss estimation process.
•Non-interest expense was $217 million, down $49 million year-over-year, as the prior year period included an allocation of $63 million for the $313 million accrual for the adverse judgment at trial.

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	3Q 2024	2Q 2024	Change	3Q 2023	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	131	92	39	118	13
Affordable to low-income families (%)(2)	68	65	3	66	2
Affordable to low- to moderate-income families (%)(3)	94	93	1	90	4
Weighted average original LTV (%)	63	61	2	60	3
Weighted average original debt service coverage ratio(4)	1.28	1.28	—	1.26	0.02
UPB covered by new CRT issuance (in billions)	$7	$14	($7)	$17	($10)
Portfolio Statistics:
Average guarantee fee rate charged (bps)	49	48	1	46	3
Credit-Related Statistics:
Allowance for credit losses to total loans outstanding (%)(5)	0.49	0.61	(0.12)	0.54	(0.05)
Credit enhancement coverage (%)	93	95	(2)	95	(2)
(1) Includes rental units financed by supplemental loans.
(2) Eligible units that are acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units that are acquired affordable to families earning at or below 120% of AMI.
(4) Assumes monthly payments that reflect amortization of principal.
(5) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity increased by 15% year-over-year, primarily driven by lower mortgage interest rates.
•The company provided financing for 131,000 multifamily rental units. 68% of the eligible multifamily rental units financed were affordable to low-income families.
•The Multifamily delinquency rate increased to 0.39% at September 30, 2024, from 0.24% at September 30, 2023, primarily driven by an increase in delinquent floating rate loans including small balance loans that are in their floating rate period. As of September 30, 2024, 96% of the delinquent loans in the Multifamily mortgage portfolio had credit enhancement coverage.

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at September 30, 2024.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in September 2024. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $125.9 billion on September 30, 2024 based on the increase in the Net Worth Amount during the second quarter of 2024, and will increase to $129.0 billion on December 31, 2024 based on the increase in the Net Worth Amount during the third quarter of 2024.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and the company’s Third Quarter 2024 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on October 30, 2024 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/3z2upcv9/. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends including, but not limited to, changes in observed and forecasted house price appreciation, its market share, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s CRT transactions, the impact of banking crises or failures, the effects of natural disasters, other catastrophic events, and significant climate change effects and actions taken in response thereto on its business, results of operations, and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in our credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance, that could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac's mission is to make home possible for families across the nation. Freddie Mac promotes liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, Freddie Mac has helped tens of millions of families buy, rent or keep their home.

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	3Q 2024	2Q 2024	3Q 2023
Net interest income
Interest income	$29,809	$29,064	$26,799
Interest expense	(24,810)	(24,136)	(22,050)
Net interest income	4,999	4,928	4,749
Non-interest income
Guarantee income	487	383	301
Investment gains, net	243	549	555
Other income	109	128	85
Non-interest income	839	1,060	941
Net revenues	5,838	5,988	5,690
(Provision) benefit for credit losses	191	(394)	263
Non-interest expense
Salaries and employee benefits	(424)	(420)	(418)
Credit enhancement expense	(616)	(588)	(634)
Benefit for (decrease in) credit enhancement recoveries	(4)	(7)	(103)
Legislative assessments expense	(780)	(768)	(757)
Other expense	(359)	(351)	(664)
Non-interest expense	(2,183)	(2,134)	(2,576)
Income before income tax expense	3,846	3,460	3,377
Income tax expense	(741)	(695)	(692)
Net income	3,105	2,765	2,685
Other comprehensive income (loss), net of taxes and reclassification adjustments	62	(5)	19
Comprehensive income	$3,167	$2,760	$2,704
Net income	$3,105	$2,765	$2,685
Amounts attributable to senior preferred stock	(3,167)	(2,760)	(2,704)
Net income (loss) attributable to common stockholders	($62)	$5	($19)
Net income (loss) per common share	($0.02)	$0.00	($0.01)
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac Third Quarter 2024 Financial Results
October 30, 2024

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(In millions, except share-related amounts)	2024	2023
Assets
Cash and cash equivalents (includes $1,219 and $978 of restricted cash and cash equivalents)	$4,857	$6,019
Securities purchased under agreements to resell	103,110	95,148
Investment securities, at fair value	43,613	43,275
Mortgage loans held-for-sale (includes $8,353 and $7,356 at fair value)	11,678	12,941
Mortgage loans held-for-investment (net of allowance for credit losses of $6,737 and $6,383 and includes $2,371 and $1,806 at fair value)	3,140,319	3,083,665
Accrued interest receivable, net	10,561	9,925
Deferred tax assets, net	4,730	4,076
Other assets (includes $6,166 and $6,095 at fair value)	23,715	25,927
Total assets	$3,342,583	$3,280,976
Liabilities and equity
Liabilities
Accrued interest payable	$9,222	$8,812
Debt (includes $3,122 and $2,476 at fair value)	3,265,267	3,208,346
Other liabilities (includes $937 and $873 at fair value)	11,704	16,096
Total liabilities	3,286,193	3,233,254
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $125,871 and $117,309)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(26,492)	(35,128)
AOCI, net of taxes, related to:
Available-for-sale securities	107	72
Other	(97)	(94)
Total AOCI, net of taxes	10	(22)
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	56,390	47,722
Total liabilities and equity	$3,342,583	$3,280,976
The table below presents the carrying value and classification of the assets and liabilities related to consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.

	September 30,	December 31,
(In millions)	2024	2023
Assets:
Cash and cash equivalents (includes $1,106 and $890 of restricted cash and cash equivalents)	$1,107	$891
Securities purchased under agreements to resell	13,429	9,396
Investment securities, at fair value	2	65
Mortgage loans held-for-investment, net	3,084,458	3,039,461
Accrued interest receivable, net	9,604	8,885
Other assets	6,575	4,858
Total assets of consolidated VIEs	$3,115,175	$3,063,556
Liabilities:
Accrued interest payable	$8,218	$7,527
Debt	3,092,140	3,041,927
Total liabilities of consolidated VIEs	$3,100,358	$3,049,454